Exhibit 99.1

Caliber Launches Noteholder Debt-to-Equity Conversion Program and Completes First $1.9 Million Tranche

Initiative reduces corporate debt and improves cash flow

SCOTTSDALE, AZ. OCTOBER 31, 2025 – Caliber (Nasdaq: CWD), a diversified real estate and digital asset management platform, today announced that its Board of Directors has approved a Noteholder Conversion Program (the “Program”) authorizing the ability of holders of certain of Caliber’s unsecured corporate notes to convert such notes into shares of the Company’s Class A common stock. The Program allows such noteholders to convert notes in tranches, each tranche allowing up to an aggregate of $3.0 million of such notes to be converted. Participation in the Program is entirely voluntary, with conversion prices determined according to Nasdaq’s rules for market transactions. The Program is expected to significantly reduce leverage, improve stockholders’ equity, and increase financial flexibility as Caliber advances toward its goal of profitability in 2026.

In connection with this approval, Caliber also announced the completion of 1.9 million conversion of principal balance notes with an average interest rate of 11.1%, representing approximately 561,850 shares issued at an average conversion price of $3.43 per share. This conversion immediately strengthens the Company’s balance sheet and eliminates approximately $211,090 in annual interest expense while improving cash flow..

“By methodically removing high-cost debt from our balance sheet, we are reducing interest expense and freeing up cash flow for growth,” Loeffler added. “This program represents an important next step in fortifying Caliber’s foundation as we execute on our dual strategies: expanding our private equity real estate platform and building one of the largest LINK token treasuries held by a public company.”

DISCLAIMER

This press release does not constitute an offer or solicitation to sell shares or securities in the Company or any related or associated entity.

Any such offer or solicitation will be made solely through investment documentation, in strict accordance with the terms of all applicable securities laws and regulations.

About Caliber (CaliberCos Inc.)

Caliber (Nasdaq: CWD) is an alternative asset manager with over $2.9 billion in Managed Assets and a 16-year track record in private equity real estate investing across hospitality, multi-family, and industrial real estate. In 2025, Caliber became the first U.S. public real estate platform to launch a Digital Asset Treasury strategy anchored in LINK, the token associated with Chainlink. This initiative bridges real and digital asset investing through an equity-funded, disciplined approach that includes staking for yield. Investors can participate via Caliber’s publicly traded equity (Nasdaq: CWD) and private real estate funds.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts:
Caliber Investor Relations
Ilya Grozovsky

+1 480-214-1915

Ilya@CaliberCo.com

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